[VERIZON LOGO OMITTED]

              A Direct Stock Purchase and Share
              Ownership Plan for Common Stock
              of Verizon Communications Inc.

                         Verizon
                         Communications

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                         Direct     |
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                         Invest

            [checkmark]  Purchase Verizon Communications shares conveniently.

            [checkmark]  Build your ownership systematically by reinvesting dividends and by making additional investments.

            [checkmark]  Access your account online to review and manage your investment.

            [checkmark]  Protect your Verizon Communications stock certificates by turning them in for share safekeeping at no cost.

            [checkmark]  Establish an IRA that invests in Verizon Communications shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities discussed in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated April 4, 2002.

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     Summary of Important Plan Features                   |
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     [ARROW] Registered Shareowners - If you are a registered Verizon
             Communications shareowner, you may enroll in the Plan immediately.
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     [ARROW] Initial Investment - If you are not a registered Verizon
             Communications shareowner, you may enroll by investing at least $1,000 or by authorizing the Plan Administrator to automatically deduct ten (10) $100 monthly payments from your U.S. bank account.
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     [ARROW] Dividend Reinvestment - Dividends on all or a portion of your Plan shares will be automatically reinvested in Verizon Communications common shares.
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     [ARROW] Additional Investments - You can make additional investments by authorizing the Plan Administrator to automatically deduct $50 or more from your U.S. bank account each month.
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     [ARROW] Share Safekeeping - Whether you participate in the Plan or not, if you own shares of Verizon Communications and you hold them in certificate form, you may send them to the Plan Administrator for share safekeeping. There is no cost to you for this service.
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     [ARROW] Periodic Statements - Each time you invest, you will receive a statement that will show you the status of your account.
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     [ARROW] Participant Fees - You will pay certain fees in connection with the
             Plan. These fees are described further in this prospectus.

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Table of Contents                                         |
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VERIZON COMMUNICATIONS DIRECT INVEST - THE PLAN

Administration and Contact Information                                         4

Who Can Join                                                                   4

Enrollment                                                                     5

Participant Fees                                                               7

How Shares are Purchased and Priced                                            8

Investment Methods and Timing                                                  9

Account Statements                                                            11

Share Safekeeping                                                             11

IRA Accounts                                                                  12

Gift or Transfer of Shares                                                    12

Sales                                                                         13

Withdrawal from the Plan                                                      13

Adverse Market Conditions                                                     14

Tax Consequences                                                              14

Voting of Proxies                                                             15

Stock Splits and Other Distributions                                          15

Changes to the Plan                                                           16

Responsibilities of Verizon Communications
   and the Plan Administrator                                                 16

Governing Law                                                                 16

Use of Proceeds                                                               16

Experts                                                                       17

Legal Matters                                                                 17

Indemnification                                                               18

Where You Can Find More Information                                           18

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Administration and Contact Information
----------------------------------------------------------

You may contact the Plan Administrator, EquiServe Trust Company, N.A., by:

     o    INTERNET:
             www.verizon.equiserve.com

     o    TELEPHONE:
             1-800-631-2355

     o    MAIL:
             Verizon Communications Direct Invest
             c/o EquiServe Trust Company, N.A.
             P.O. Box 43005
             Providence, RI 02940-3005

Unless otherwise specified, Plan transactions can be handled via the Internet, by telephone or through the mail.


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Who Can Join                                              |
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     o    Registered shareowners of Verizon Communications are eligible to join the Plan.

     o New investors who would like to become registered shareowners may join by making an initial investment of at least $1,000.

     o Non-U.S. residents are eligible to participate as long as their participation would not violate applicable laws in their home countries.

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Enrollment                                                |
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MINIMUM AND MAXIMUM INVESTMENT AMOUNTS
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Minimum Initial Investment

  Registered Shareowners:   $0

  New Investors:            $1,000

  Automatic Deduction:
    $100 per month for ten (10) consecutive months
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Minimum Additional Investment

  Cash and One-time Online Deduction:
                            $50 per payment

  Automatic Deduction:
                            $50 per month
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Maximum Investment - $200,000 per calendar year
-------------------------------------------------------

Registered Shareowners - If you are a Verizon Communications registered shareowner, and you have already established online account access, you can enroll immediately via the Internet. Otherwise, you need to call the Plan Administrator to enroll in the Plan over the telephone or to request a Shareowner Authorization Form to enroll by mail. If the Plan Administrator receives your enrollment request at least three (3) business days prior to a given dividend record date, you will be enrolled in the Plan and the requested dividends will be reinvested for that dividend payment date. If your enrollment request is not received in time, your dividend reinvestment election may not be processed until the next dividend payment date.

New Investors - If you do not already own Verizon Communications shares, or if you wish to establish a separate account (for example, a joint account with your spouse, or as a custodian for a minor), you may:

     o Go to www.verizon.equiserve.com and follow the instructions for opening a Verizon Communications shareowner account online. You may enroll in the

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          Plan by authorizing a one-time deduction from your U.S. bank account for an initial investment of at least $1,000 or by establishing an automatic monthly deduction from your U.S. bank account for a minimum of $100 per transaction for at least ten (10) consecutive months; or

     o Contact the Plan Administrator to obtain an Initial Enrollment Form, complete the form and return it to the address provided. You can either:

          > Enclose a check or money order for a minimum investment of $1,000. Please make sure your check or money order is payable to "EquiServe - Verizon"; or,

          > Authorize an automatic monthly deduction from your U.S. bank account for a minimum of $100 per transaction for at least ten
               (10) consecutive months. Automatic investment enrollment is provided on the reverse side of the Initial Enrollment Form.

If you wish to make your initial investment through automatic monthly deductions, you must agree to continue the deductions until the $1,000 minimum initial investment is reached. Please note, such automatic monthly deductions continue indefinitely beyond the initial investment until you notify the Plan Administrator to stop your monthly deductions.

Beneficial ("Street Name") Owners - If your shares are held in the name of a bank, broker or other nominee (that is, in "street name"), you should direct your bank, broker or other nominee to have your shares of Verizon Communications registered directly in your name. You can then enroll in the Plan as a registered shareowner.

Dividend Reinvestment Options - Quarterly cash dividends on some or all of your shares will be automatically reinvested in additional Verizon Communications shares.

o Full Reinvestment - If you wish to reinvest the dividends on all your shares, elect the Full Dividend Reinvestment option.

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o    Partial Reinvestment - If you wish to reinvest the dividends on less than all your shares, elect the Partial Dividend Reinvestment option and specify the number of whole shares for which you would like to receive a dividend check. The dividends on the remaining shares will be reinvested in additional shares of Verizon Communications.

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Participant Fees                                          |
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 One-time Account Setup Fee - $5.00
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 Investment Fees
   Dividend Reinvestment              5% of Amount Invested
                                     ($1.00 Min./$2.00 Max.)

   Additional Investments - Per Transaction
     Via check or money order                      $2.50
     Via Internet: one-time purchase               $2.50
     Via automatic monthly deduction               $1.00
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 Sale Fee                       $10.00 per sale
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 Brokerage Commissions and/or Fees
   On Sales                     $0.07 per share
   On Purchases                 $0.03 per share
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 IRA Fee                        $35.00 per year
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 Other fees may apply - See below
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New Investors - There is a one-time account setup fee of $5.00 if you are making a first-time purchase of Verizon Communications shares or establishing a new investment account.

Dividend Reinvestment - The fee for reinvesting each quarterly dividend is 5% of the amount invested, with a minimum fee of $1.00 and a maximum fee of $2.00. (In other words, if your quarterly dividend is $20 or less, the Plan Administrator's fee will be $1.00. If your quarterly dividend is $25, the Plan Administrator's fee will be $1.25. If your quarterly dividend is $40 or more, the Plan Administrator's fee is capped at $2.00).

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Additional Investments - If you send a check or money order to purchase additional shares of Verizon Communications through the Plan, or if you authorize a one-time deduction from your U.S. bank account via the Internet, the Plan Administrator will deduct a processing fee of $2.50 per investment.

Automatic Monthly Deductions - If you authorize automatic monthly deductions from your U.S. bank account, the fee is $1.00 per investment.

Brokerage Commissions - A sale commission of $0.07 per share will be deducted from the sale price per share. A purchase commission of $0.03 per share will be included in the price per share, except when new shares or treasury shares are purchased from Verizon Communications.

Other Fees - The Plan Administrator may charge a fee for each of the following: returned payments, check copy, retrieval of certain archived data, prior year tax form, overnight delivery, certain market price information, and confirmation of account balance for party other than holder.

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How Shares are Purchased and Priced
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Cash dividends elected for reinvestment, together with additional investments, will be used to purchase Verizon Communications shares. At the sole discretion of Verizon Communications, the shares purchased for the Plan will either be newly issued shares, treasury shares, shares acquired in the open market by the Plan Administrator or any combination of the foregoing.

o Purchases from Verizon Communications - The price of new and/or treasury shares purchased directly from Verizon Communications will be the average of the high and low prices of Verizon Communications stock on the purchase date (based on the New York Stock Exchange Composite Transaction Listing) or the prior trading day, if the New York Stock Exchange is closed on the purchase date. Customarily, the purchase date for dividends will be the dividend pay-ment date; for additional investments, the purchase date will be the first business day of each week. Although no brokerage commissions and/or fees will be charged to Plan participants for shares purchased directly from Verizon Communications, the investment fees listed in the "Participant Fees" section of this prospectus will still apply.

o Purchases in the Open Market - The price of shares purchased in the open market will be the weighted average price per share paid by the Plan Administrator during the purchase period, including brokerage commissions and/or fees. For reinvested dividends, purchases may begin four (4) business days prior to the dividend payment date and end five (5) business days after the dividend payment date.

o Combined Purchases - If within a single investment period, the Plan Administrator purchases shares both directly from Verizon Communications and in the open market, the price of shares will be the weighted average of the price of all shares purchased directly from Verizon Communications and the price of all shares purchased in the open market during that investment period.

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Investment Methods and Timing                             |
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o    Reinvested Dividends - The Plan Administrator will follow the procedures above to acquire shares for dividend reinvestment, based on the source of the shares, as Verizon Communications may decide from time to time.

o Initial and Additional Investments - Customarily, all funds will be used to purchase shares on the first business day of each week, regardless of the source of the shares. If you are investing online, please refer to your Confirmation Page for the estimated debit date and investment date for your one-time deduction. If you are investing by mail, the Plan Administrator must receive your check or money order at least two (2) business days prior to an investment date in order to purchase shares on such date. All funds, whether by check, money order, or automatic deduction from your bank account, must be payable in U.S. funds, and drawn on an U.S. bank. Checks and money orders should be made payable to "EquiServe - Verizon". Cash and third party checks will not be accepted.

o Automatic Monthly Investments - If you wish to elect this investment option, the Plan Administrator must receive your request via the Internet at www.verizon.equiserve.com or by mail on an enrollment form, at least three (3) business days before the end of the month, in order to begin deductions the following month. Funds will be transferred on the 25th of each month. If the 25th is not a business day, your funds will be transferred on the prior business day. Once deducted, the Plan Administrator will invest these funds on the first investment date of the following month. You can change the dollar amount or stop the automatic monthly investments by contacting the Plan Administrator. The Plan Administrator must receive your request at least seven (7) business days before the funds transfer date.

Due to the frequency of investments, the Plan Administrator will not return any additional cash payments but will use the funds to purchase Verizon Communications shares.

The Plan Administrator may sell such shares in your account, as necessary, to collect any amount due in the event that a payment is returned unpaid. The Plan Administrator may also collect a fee for each payment returned unpaid and may sell additional shares in your account to cover this fee.

Total investments cannot exceed $200,000 per calendar year. For purposes of applying this limit, all deposits (including initial investments, automatic monthly deductions, and additional investments, but excluding dividend reinvestment and share deposits) are aggregated.

Please note that you will not be able to instruct the Plan Administrator to purchase shares at a specific time

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or at a specific price. Therefore, you will not be able to time precisely your purchase through the Plan, and you will bear the market risk associated with fluctuations in the market price of Verizon Communications shares. That is, if you send in an initial or additional investment or authorize automatic deductions, it is possible that the market price of Verizon Communications shares could increase or decrease before the Plan Administrator purchases shares with your funds. In addition, you will not earn interest on investments for the period before the shares are purchased.

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Account Statements                                        |
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The Plan Administrator will send you a statement showing the status of your account each time you purchase shares, whether by dividend reinvestment, additional investments or automatic deductions. You may also view your account information online.

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Share Safekeeping                                         |
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Shares of Verizon Communications purchased under the Plan will be maintained in your Plan account for safekeeping. Commonly known as "book-entry" ownership, this method of shareowner registration saves you the time, cost and inconvenience of having to care for stock certificates that can be easily damaged, lost or stolen. Once your shares are in safekeeping, you can conveniently transfer and sell them by contacting the Plan Administrator.

In addition, whether you participate in the Plan or not, if you own shares of Verizon Communications and you hold them in certificate form, you may send them to the Plan Administrator for safekeeping. Shareowners using this service who are not participating in the Plan will continue to receive their dividends in cash.

All shareowners that take advantage of this service will receive a detailed statement each time there is activity in their account. To use the safekeeping service, send your certificates along with a letter of instruction to the Plan Administrator. There is no cost to you for this service.

We recommend that you use Registered Mail - return receipt requested - insured for 2% of the market value when sending certificates to the Plan Administrator. Do not endorse the certificates or complete the assignment section.

To obtain a stock certificate for a portion of your shares, you may contact the Plan Administrator. Certificates will be issued for full shares only. Please allow up to five (5) business days once the Plan Administrator receives your request to issue the certificate.

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IRA Accounts                                              |
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You may establish an Individual Retirement Account (IRA) consisting of Verizon
Communications shares through the Plan by investing $1,000 or more. This service has a flat fee of $35 per year. You may obtain more information regarding IRAs by calling 1-800-472-7428. If you would like to simply request an IRA enrollment form, you may call the Plan Administrator at 1-800-631-2355.

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Gift or Transfer of Shares                                |
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To gift or transfer some or all of your Verizon Communications shares to another person, you will need to call the Plan Administrator to request "Transfer Instructions." Transfer forms may also be downloaded from the Internet at www.verizon.equiserve.com. The completed transfer form must be signed and your signature must be guaranteed by a financial institution participating in the Medallion Guarantee program. Once your completed transfer instructions are received, your request will be processed promptly by the Plan Administrator. You are not charged any fees to gift or transfer shares under the Plan.

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Sales                                                     |
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You can sell some or all of the shares you have accumulated in the Plan by contacting the Plan Administrator. If the dollar value of the sale is expected to exceed $50,000, you must submit your sale request to the Plan Administrator in writing by completing and mailing the form attached to your account statement. In addition, the Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required.

The sales price per share will be the weighted average price per share received by the Plan Administrator for all sales made that day for Plan participants and non-participants using the "safekeeping" service, less brokerage commissions and/or fees. The cash proceeds that you will receive will be equal to the number of shares sold multiplied by the sales price on the date of sale, minus a $10.00 sales fee per transaction.

The Plan Administrator will sell shares as soon as practicable, generally within five (5) business days of receipt of your request. Please note that the Plan Administrator is not able to accept instructions to sell on a specific day or at a specific price. If you prefer to have complete control as to the exact timing and sales prices, you can withdraw the shares that you wish to sell and sell them through a broker of your own choosing.

Please note that if you choose to sell all of the shares you have accumulated in the Plan, you will no longer be a participant. See "Withdrawal from the Plan".

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Withdrawal from the Plan                                  |
----------------------------------------------------------

You can withdraw from the Plan and stop reinvesting your dividends at any time by contacting the Plan

Administrator in writing or by telephone. In your request, you must instruct the Plan Administrator to terminate your participation by:

     > Continuing to hold your full shares in "safekeeping" and selling any fraction of a share; or,

     > Issuing a certificate for the full shares held in the Plan account and selling any fraction of a share; or

     > Selling all shares, including any fraction of a share, held in your Plan account.

The Plan Administrator will process a proper and complete request for withdrawal as soon as practicable (typically within five (5) business days after receipt). In order to be effective for a particular dividend date, the Plan Administrator should receive your request at least eight (8) business days prior to the dividend payment date. If the request is received less than eight (8) business days prior to the dividend date, your request may not be processed until after the dividend reinvestment period.

Please note that if your Plan account contains less than one share of Verizon Communications stock, the Plan Administrator is authorized to terminate your Plan account and mail you a check for the fractional share amount.

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Adverse Market Conditions                                 |
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In the event of an adverse market condition, such as trading curbs or market closure, the Plan Administrator will not be able to guarantee the execution of any purchase or sale transactions according to the terms and conditions of the Plan.

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Tax Consequences                                          |
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o    All the dividends paid to you - whether or not they are reinvested under the Plan - are considered taxable income to you in the year they are received. The total amount will be reported to you and to the

     Internal Revenue Service (IRS) each year.

o You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan.

o All shares that are sold through the Plan Administrator will also be reported to the IRS, as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

This summary is not a comprehensive summary of all the tax considerations that may be relevant to your participation in the Plan. In addition, special tax considerations may apply to certain participants, such as non-U.S. persons and those persons participating through an IRA. Be sure to keep your account statements for income tax purposes. If you have questions about the tax basis or ramifications of any transaction, please consult your own tax advisor.

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Voting of Proxies                                         |
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For any shareowner meeting, you will receive a proxy that will cover all the
Verizon Communications shares registered in your name. The proxy allows you to indicate how you want to vote your shares. We will vote your shares only as you indicate. If you return a signed and dated proxy card but do not indicate how the shares are to be voted, however, the shares represented by your proxy card will be voted as recommended by the Verizon Communications' Board of Directors.

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Stock Splits and Other Distributions                      |
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If Verizon Communications declares a stock split or stock dividend, the new shares will be added to your account or distributed in the form of a certificate, at the sole discretion of Verizon Communications.

In the event of a stock subscription or other offering of rights to shareowners, your rights will be based on your registered holdings. Materials will be distributed that will allow you to exercise your total rights.

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Changes to the Plan                                       |
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Verizon Communications reserves the right to add to, modify or terminate the
Plan at any time. The Plan Administrator will send you written notice of any significant changes. No modification or termination will affect your previously executed transactions. The Plan Administrator also reserves the right to change any administrative procedures of the Plan or add new and improved features to the Plan without notifying Plan participants. Visit www.verizon.equiserve.com to see new Plan features.

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Responsibilities of Verizon Communications                |
and the Plan Administrator                                |
----------------------------------------------------------

Neither Verizon Communications nor the Plan Administrator, EquiServe Trust Company, N.A., will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

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Governing Law                                             |
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Delaware law governs the terms and conditions of the Plan, including those in this document, as well as those that are described in detail on the enrollment forms and account statements.

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Use of Proceeds                                           |
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The proceeds, if any, from the sale by Verizon Communications of newly issued and treasury shares offered will be
used for general corporate purposes. We are unable to estimate the aggregate amount of these proceeds.

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Experts                                                   |
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The consolidated financial statements and financial statement schedule of
Verizon Communications Inc. as of December 31, 2001 and 2000 and for the year then ended, included in Verizon Communications' Annual Report on Form 10-K filed on March 20, 2002, and incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report which is also included therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule of Verizon Communications Inc. as of December 31, 1999 and for the year ended December 31, 1999, included in Verizon Communications' Annual Report on Form 10-K filed on March 20, 2002, and incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, other than the financial statements of GTE Corporation (a wholly owned subsidiary of Verizon Communications) which were audited by Arthur Andersen, LLP, independent public accountants, as set forth in their reports which are also included therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Legal Matters                                             |
----------------------------------------------------------

Mr. William P. Barr, Executive Vice President and General Counsel of Verizon Communications Inc., passed upon the legality of the securities being offered pursuant to the Plan. As of February 28, 2002, Mr. Barr was the beneficial owner of approximately 11,997 shares of Verizon Communications Common Stock and had options to purchase an aggregate of 534,810 shares within the next 60 days.

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Indemnification                                           |
----------------------------------------------------------

As permitted by law, directors and officers of Verizon Communications Inc. are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving as such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Verizon Communications Inc. pursuant to the foregoing provisions, Verizon Communications Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

----------------------------------------------------------
Where You Can Find More Information                       |
----------------------------------------------------------

Verizon Communications Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission
(SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also access our SEC filings at the SEC's Internet site (http://www.sec.gov).

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the shares offered under the Plan. As allowed by SEC rules, this prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to

"incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     o    Annual Report on Form 10-K for the year ended December 31, 2001.

     o The description of Verizon Communications Inc. Common Stock contained in the registration statement on Form S-3, File No. 333-67412.

To receive a copy of any documents that we incorporate by reference at no cost contact us at:

     Verizon Communications Inc.
     Shareowner Services
     1095 Avenue of the Americas, Room 3619
     New York, NY 10036
     Telephone (212) 395-1525
     Internet site: www.verizon.com/investor

You should rely only on the information contained or incorporated by reference in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date hereof.

                                                                  VZ--DIP2--4/02













                    o    Ticker symbol (NYSE): VZ

                    o    Internet site: http://www.verizon.com/investor

                    o    Plan Administrator:
                         EquiServe Trust Company, N.A.
                         Telephone 1-800-631-2355
                         www.verizon.equiserve.com



                               [NAIC logo omitted]

                                Low-cost
                                Investment Plan
                                Participant









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